SETTLEMENT AND RELEASE AGREEMENT
This Settlement and Release Agreement, by and between Ecology Coatings, Inc. (“ECOC”) and DMG Advisors, LLC, Kirk Blosch and Jeff Holmes (DMG Advisors, LLC, Kirk Blosch and Jeff Holmes collectively referred to as “Undersigned”), is effective July 15, 2009.
1.	In exchange for the following:
•	The parties agree to terminate their Consulting Agreement dated July 26, 2007 (“Initial Consulting Agreement”).
•
ECOC currently owes Undersigned $200,000 for services in connection with the Initial Consulting Agreement.  The parties agree to reduce the obligation to $100,000 which will be satisfied in full by ECOC’s issuance of 500,000 shares to Undersigned.

•	The parties will enter into a new consulting agreement which will have a term of 6 months and payment by ECOC of 25,000 restricted shares of ECOC stock per month to Undersigned.
•	The Undersigned shall not use any of their shares of ECOC stock for short selling purposes.
Undersigned and Ecology Coatings, Inc., its directors, officers, employees,  agents and affiliates, including Equity 11, Ltd. (“ECOC”) each mutually forever release, discharge and indemnify each other from any and all claims, demands,  actions,  causes  of  action  and  any  other  rights which either may have against the other, based upon or arising out of the Initial Consulting Agreement entered into by and between the Undersigned and ECOC.  Undersigned understands and agrees that the consideration as specified herein represents the total amount of money required under this Agreement to be paid on behalf of ECOC and that no further payments are necessary or required.
2. Undersigned acknowledges and agrees this agreement constitutes the entire agreement between Undersigned and ECOC with regard to the matter set forth herein and shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, heirs, successors and assigns of each.
	DMG ADVISORS, LLC, UNDERSIGNED		ECOLOGY COATINGS, INC.

By:	/s/ Jeff Holmes	By:	/s/ Robert G. Crockett
	Jeff Holmes		Robert G. Crockett

Its:	Manager	Its:	CEO

/s/ Kirk Blosch
Kirk Blosch, Individually, UNDERSINGED

/s/ Jeff Holmes
Jeff Holmes, Individually, UNDERSINGED